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                                                               Exhibit 4.14

                           OWENS-ILLINOIS GROUP, INC.
                       OWENS-BROCKWAY GLASS CONTAINER INC.
                               OI GENERAL FTS INC.
                          OI PLASTIC PRODUCTS FTS INC.
                               OI CLOSURE FTS INC.
                              UNITED GLASS LIMITED
                           UNITED GLASS GROUP LIMITED
                     OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED
                           ACI OPERATIONS PTY LIMITED
                                OI ITALIA S.R.L.
                  AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.

                                 FIRST AMENDMENT
                     TO SECURED CREDIT AGREEMENT AND CONSENT
                          DATED AS OF DECEMBER 31, 2001

          This FIRST AMENDMENT TO SECURED CREDIT AGREEMENT AND CONSENT (this "AMENDMENT") is dated as of December 31, 2001 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("COMPANY"), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation ("OWENS BROCKWAY"), OI GENERAL FTS INC., a Delaware corporation ("O-I GENERAL FTS"), OI PLASTIC PRODUCTS FTS INC., a Delaware corporation ("O-I PLASTIC"), O-I CLOSURE FTS INC., a Delaware corporation ("O-I CLOSURE"), UNITED GLASS LIMITED, a corporation organized under the laws of England and Wales, UNITED GLASS GROUP LIMITED, a corporation organized under the laws of England and Wales, OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia, ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia, OI ITALIA S.R.L., a limited liability company organized under the laws of Italy, AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A., a joint stock company organized under the laws of Italy, OWENS-ILLINOIS GENERAL, INC., a Delaware corporation, as Borrowers' Agent (in such capacity "BORROWERS' AGENT"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a "LENDER" and collectively, "LENDERS") and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT") and Collateral Agent (in such capacity, "COLLATERAL AGENT") for the Lenders and is made with reference to that certain Secured Credit Agreement dated as of April 23, 2001 (the "CREDIT Agreement"), by and among the foregoing parties. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement, and, if not defined herein or in the Credit Agreement, as defined in the Intercreditor Agreement (as defined in the Credit Agreement).

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                                    RECITALS

          WHEREAS, the Credit Agreement permits the Company and it Subsidiaries to incur certain Indebtedness, including the issuance from time to time of Indebtedness constituting New Senior Debt, the proceeds of which are required to be used initially to repay the Term Loans owing to the Lenders until paid in full;

          WHEREAS, the Credit Agreement permits Indebtedness from time to time issued constituting New Senior Debt to be secured by the Domestic Collateral (as defined in the Intercreditor Agreement) under the Domestic Collateral Documents and permits such Indebtedness to constitute "Senior Secured Obligations" under the Intercreditor Agreement;

          WHEREAS, Owens Brockway desires to issue proposed Senior Secured Notes (together with any notes issued in exchange therefor or replacement thereof containing substantially identical terms, the "NEW 2002 SENIOR NOTES") which constitute New Senior Debt and desires to secure the obligations in respect of such New 2002 Senior Notes by certain of the Domestic Collateral;

          WHEREAS, in order to facilitate the issuance of the New 2002 Senior Notes, Owens Brockway desires to obtain the consent of the Requisite Lenders and Requisite Obligees, as applicable, to the Collateral Agent's and Administrative Agent's amendment of the Collateral Documents and the Intercreditor Agreement to eliminate or defer the provision of certain of the Domestic Collateral as security for the New 2002 Senior Notes, which Domestic Collateral would otherwise secure the obligations in respect of such New 2002 Senior Notes upon their issuance and the execution of a counterpart to the Intercreditor Agreement by the New Senior Debt Representative and Borrower's Agent, subject to the qualification of the Indebtedness evidenced by such Notes (and guarantees thereof) as New Senior Debt, including, without limitation, confirmation by the Administrative Agent that, in Administrative Agent's reasonable judgment, the proposed terms of the New 2002 Senior Notes are substantially comparable to those prevailing in the market place for comparable debt issuances and the application of the Net Debt Securities Proceeds arising from the issuance of the New 2002 Senior Notes to repay the Term Loans pursuant to Section 2.4A(ii)(e) of the Credit Agreement;

          WHEREAS, Company and Borrowers desire to obtain the consent of the Requisite Lenders to the merger of O-I Closure into O-I Plastic; and

          WHEREAS, Company and Borrowers desire to obtain the consent of the Requisite Lenders to certain other amendments described herein;

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          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. CONSENT TO AMENDMENT OF COLLATERAL DOCUMENTS AND INTERCREDITOR AGREEMENT BY COLLATERAL AGENT AND ADMINISTRATIVE AGENT.

          By their execution and delivery of this Amendment, Lenders approve, consent and agree that upon the issuance of the New 2002 Senior Notes, the qualification of such New 2002 Senior Notes as New Senior Debt and the effectiveness of this Amendment, Collateral Agent and Administrative Agent may appropriately modify the Collateral Documents and the Intercreditor Agreement pursuant to, and execute and deliver, documentation acceptable to the Collateral Agent and Administrative Agent to (A) provide that: (i) the pledge of the Pledged Collateral (as defined in the Pledge Agreement) under the Pledge Agreement shall not benefit the holders of the New 2002 Senior Notes until April 1, 2002; (ii) irrespective of clause A(i), above, the senior pledge by Company of its shares in, and intercompany debt owing from, O-I General FTS (the "EXCLUDED PLEDGED COLLATERAL") pursuant to the Pledge Agreement shall not benefit the holders of the New 2002 Senior Notes, the holders of such New 2002 Senior Notes shall not be entitled to any portion of the cash proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon the Excluded Pledged Collateral and neither the holders of the New 2002 Senior Notes nor any New Senior Debt Representative with respect thereto shall have any right to direct Collateral Agent with respect to the exercise of remedies with respect to the Excluded Pledged Collateral; and (iii) the grant of a security interest under the Security Agreement in certain Securities Collateral (as defined in the Security Agreement) by Grantors (as defined in the Security Agreement) shall not benefit the holders of the New 2002 Senior Notes, the holders of such New 2002 Senior Notes shall not be entitled to any portion of the cash proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon such Securities Collateral and neither the holders of the New 2002 Senior Notes nor any New Senior Debt Representative with respect thereto shall have any right to direct Collateral Agent with respect to the exercise of remedies with respect to such Securities Collateral; (B) confirm the right of Collateral Agent to release liens on Domestic Collateral pledged by a Domestic Borrower or Subsidiary Guarantor under the Security Agreement or the Mortgages upon the sale, transfer or disposition of the Capital Stock of and intercompany indebtedness owing by or to such Borrower or Subsidiary Guarantor or the direct or indirect parent thereof as permitted by the Credit Agreement or in connection with the Collateral Agent's exercise of remedies under the Domestic Collateral Documents and (C) make other appropriate clarifying or conforming changes or such changes as may be necessary to cure any ambiguity, defect or inconsistency, including, without limitation, amendment of the Offshore Collateral Documents executed by the Australian Offshore Borrowers or Offshore Guarantors to provide for the release of the liens created thereby upon the achievement of the Threshold Debt Rating. The foregoing modifications of the Collateral Documents and the Intercreditor Agreement may be made without any further authorization by Lenders or the approval of the form of the documentation effecting any such modifications.

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SECTION 2.     CONSENT TO MERGER OF O-I CLOSURE INTO O-I PLASTIC

          Notwithstanding SECTION 6.7 of the Credit Agreement, by their execution and delivery of this Amendment, Lenders approve, consent and agree to the merger of O-I Closure into O-I Plastic, so long as (i) the merger is performed in connection with the issuance of the New 2002 Senior Notes and the application of the Net Debt Securities Proceeds arising therefrom pursuant to Subsection 2.4A(ii)(e) of the Credit Agreement; (ii) O-I Plastic is the surviving entity following such merger; and (iii) O-I Plastic assumes, for the benefit of Lenders, all of O-I Closure's obligations under the Credit Agreement and the other Loan Documents. Irrespective of such express assumption, Company and Borrowers agree that upon consummation of such merger, O-I Plastic shall succeed to all obligations of O-I Closure under the Credit Agreement and the other Loan Documents by operation of law. Upon the consummation of such merger and the delivery to Administrative Agent of satisfactory documentation evidencing such merger and the assumption described above, (A) the definition of "Domestic Borrower" shall be deemed amended to eliminate O-I Closure as a Domestic Borrower, the Revolving Loan Commitments of the Revolving Lenders to O-I Closure shall be deemed to be Revolving Loan Commitments by Revolving Lenders to O-I Plastic, (B) SCHEDULE A to the Credit Agreement shall be amended to delete references to O-I Closure, reflect the former Revolving Loan Commitments of Revolving Lenders to O-I Closure as additional Revolving Loan Commitments by Revolving Lenders to O-I Plastic, and to increase O-I Plastic's Proportionate Percentage of Revolving Loan Commitments to 33.333333333%, and (C) the Revolving Notes issued by O-I Closure shall be the obligations of O-I Plastic. Notwithstanding the merger of O-I Closure and O-I Plastic, Closure & Specialty shall remain a separate and distinct Reporting Unit for purposes of
SECTION 5.1 of the Credit Agreement.

SECTION 3. AGENTS' CONSENT TO AMENDMENT OF COMPANY'S SUBORDINATED INTERCOMPANY NOTE TO HOLDINGS

          Each Agent hereby consents to the amendment of Company's intercompany note dated as of April 23, 2001 to Holdings solely for the purpose of subordinating the Indebtedness evidenced thereby in right of payment to the Indebtedness evidenced by New Senior Debt, pursuant to an amendment in a form reasonably satisfactory to Administrative Agent.

SECTION 4.     CONSENT TO AMENDMENT OF DOMESTIC BORROWERS' GUARANTY

          By their execution and delivery of this Amendment, Lenders approve, consent and agree to the addition of the following paragraph to the Domestic Borrowers' Guaranty:

          If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale consented to by Requisite Lenders under the Credit Agreement, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Collateral Agent or

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any other Person or any Guarantied Party, effective as of the time of such Asset
Sale or consent.

SECTION 5.     OTHER AMENDMENTS TO THE CREDIT AGREEMENT

          5.1 CHANGE OF CONTROL. The definition of "Change of Control" is hereby amended by adding the following after the first use of the words "Voting Stock" therein: "or any event constituting a "change of control" under any indenture governing any New Senior Debt, Refinancing Senior Debt or New Junior Debt."

          5.2 CONSOLIDATED ADJUSTED EBITDA. The definition of "Consolidated Adjusted EBITDA" is hereby amended by striking the word "and" immediately after the word "items" and adding the following after the word "losses" therein: "and (vii) minority share owners' interests in earnings of subsidiaries."

          5.3 NEW SENIOR DEBT. The definition of "New Senior Debt" is hereby amended (i) by adding the following parenthetical after the first use of the word "Indebtedness" therein: "(including guarantees thereof and Indebtedness and guarantees issued in exchange or in replacement thereof containing substantially identical terms)" and (ii) by adding the following to the end of clause (w) thereof: "except for provisions requiring any permitted obligor under clause (u) above to repurchase all or a portion of New Senior Debt from the holders thereof upon the occurrence of a "change of control" or following an "asset sale" (such terms to be defined in the indenture(s) governing such New Senior Debt).

          5.4 DOMESTIC OVERDRAFT ACCOUNT. Subsection 2.1B of the Credit Agreement is hereby amended by adding the phrase "having Revolving Loan Exposure" after the phrase "other Lender" in the first two instances in which such phrase is used in such Section and after the phrase "each Lender" in the first proviso of such Section.

          5.5 NO RESTRICTION ON SUBSIDIARY DISTRIBUTIONS. Section 6.2B of the Credit Agreement is hereby amended by (i) striking the words "and (g)" and replacing them with the following "(g) any restrictions under indentures governing New Senior Debt, which restrictions are approved by Administrative Agent, and (h)" and (ii) striking the clause "(a) through (f)" and replacing it with the clause "(a) through (g)".

          5.6 RESTRICTED JUNIOR PAYMENTS. Section 6.5 is hereby amended by striking the word "and" after the word "subsection 2.5A" and adding the following after the words "past practices": "and (v) make, and Subsidiaries of Company may make, payments of intercompany indebtedness other than payments of Company's intercompany Indebtedness to Holdings."

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          5.7       RESTRICTION ON FUNDAMENTAL CHANGES. Section 6.7 of the
Credit Agreement is hereby amended by inserting the word "Domestic" before the word "Borrower" each time such word appears in the final proviso of such Section.

SECTION 6.     CONDITIONS TO EFFECTIVENESS
          Sections 1, 2, 3, 4 and 5 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

          A. On or before the First Amendment Effective Date, Company and each of the Borrowers shall deliver to Administrative Agent sufficient originally executed copies, where appropriate, for each Lender and its counsel the following, each, unless otherwise noted, dated the First Amendment Effective
Date:

                    (i) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                    (ii) Signature and incumbency certificates of its officers executing this Amendment; and

                    (iii) Executed copies of this Amendment.

          B. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          C. Administrative Agent and Collateral Agent shall have received a written acknowledgement from each of the Subsidiary Guarantors providing that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment, that the Subsidiary Guaranty and each Collateral Document executed by such Subsidiary Guarantor shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and such other matters as Administrative Agent may reasonably request, all in a form satisfactory to Administrative Agent.

SECTION 7.     COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company and each of the Borrowers

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represents and warrants to each Lender that the following
statements are true, correct and complete:

          7.1 CORPORATE POWER AND AUTHORITY. Company and each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

          7.2 AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Borrower.

          7.3 NO CONFLICT. The execution and delivery by Company and each Borrower of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens in favor of the Collateral Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

          7.4 GOVERNMENTAL CONSENTS. The execution and delivery by Company and each Borrower of this Amendment and the performance by Company and each Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings, consents or notices that have been or will be made or obtained during the period in which they are required to be obtained or made.

          7.5 BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and each Borrower and are the legally valid and binding obligations of Company and each Borrower, enforceable against Company and each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          7.6 INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date,

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in which case they were true, correct and complete in all material respects on and as of such earlier date.

          7.7 ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 8.     MISCELLANEOUS

          8.1 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                    (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                    (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                    (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent or any other Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          8.2 FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Domestic Borrowers.

          8.3 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          8.4 APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          8.5 COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of

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which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1, 2, 3, 4 and 5 hereof, the effectiveness of which is governed by Section 6 hereof) shall become effective upon the execution of a counterpart hereof by Company, each Borrower and Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of an executed counterpart of a signature page of this amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  [Remainder of page intentionally left blank]

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               IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:                        OWENS-ILLINOIS GROUP, INC.

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      -----------------------------------------
                                Title:           Vice President
                                      -----------------------------------------

BORROWERS:                      OWENS-BROCKWAY GLASS CONTAINER INC.

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           Vice President
                                      ----------------------------------------

                                OI GENERAL FTS INC.

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           Vice President
                                      ----------------------------------------

                                OI PLASTIC PRODUCTS FTS INC.

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           Vice President
                                      ----------------------------------------

                                OI CLOSURE FTS INC.

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           Vice President
                                      -----------------------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       S-1
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                                UNITED GLASS LIMITED

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           By Power of Attorney
                                      ----------------------------------------

                                UNITED GLASS GROUP LIMITED

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           By Power of Attorney
                                      ----------------------------------------

                                OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           By Power of Attorney
                                      ----------------------------------------

                                OI ITALIA S.R.L.

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           By Power of Attorney
                                      ----------------------------------------

                                ACI OPERATIONS PTY LIMITED

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           By Power of Attorney
                                      ----------------------------------------

                                AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.

                                By:              /s/ JAMES W. BAEHREN
                                   -------------------------------------------
                                Name:            James W. Baehren
                                      ----------------------------------------
                                Title:           By Power of Attorney
                                      ----------------------------------------

               ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDERS:

                                BANKERS TRUST COMPANY,
                                INDIVIDUALLY AND AS ADMINISTRATIVE AGENT AND
                                COLLATERAL AGENT

                                By:         /s/ MARY JO JOLLY
                                    ------------------------------------------
                                    Name:   Mary Jo Jolly
                                    Title:  Assistant Vice President

                                       S-3
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                                    ------------------------------------------

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title: